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                            SMITH INTERNATIONAL, INC.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 AUGUST 18, 2004
                                 DATE OF REPORT
                        (Date of earliest event reported)



                            SMITH INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)



            DELAWARE                      1-8514                 95-3822631
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)


                      411 N. SAM HOUSTON PARKWAY, SUITE 600
                                 HOUSTON, TEXAS
                    (Address of principal executive offices)


                                      77060
                                   (Zip Code)


                                 (281) 443-3370
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On August 17, 2004 the Registrant issued a press release entitled "Smith International, Inc. Updates Status of Legal Proceedings." The text of the press release is as follows:


                        SMITH INTERNATIONAL, INC. UPDATES
                           STATUS OF LEGAL PROCEEDINGS

         HOUSTON, Texas (August 17, 2004)... Smith International, Inc. (NYSE:
SII) reported today that a judge entered a final judgment on a patent infringement verdict against the Company. The jury's verdict in the matter was previously disclosed by the Company on June 25, 2004. The case is Cause No. 4:02CV269, Halliburton Energy Services, Inc. v. Smith International, Inc. filed in the U.S. District Court for the Eastern District of Texas, Sherman Division.

         As previously reported, a jury in federal district court in Tyler, Texas, awarded Halliburton damages of $24 million. Because certain of the infringements were found to be willful, the judge held a hearing to determine the level of enhancement of the damages, which could have been up to three times the amount found by the jury. On August 13, 2004, the judge entered a final judgment for $36 million, which is inclusive of the previously announced $24 million award, plus approximately $5 million of attorneys' fees and prejudgment interest. The judge also entered an injunction in the matter which prohibits the Company from future infringement of the patent claims involved in the litigation.

         The case involved the use of certain portions of the Company's IDEAS(TM) software to design roller cone drill bits. The Company does not believe that this judgment or the injunction will have a material adverse effect on the design and sale of future drill bits.

         The Company continues to believe this decision is incorrect and intends to vigorously pursue all options, including potential settlement with Halliburton. Now that judgment has been entered by the court, the Company will file all appropriate motions and, if necessary, appeal the verdict. In the event of an unfavorable outcome, the Company has adequate capacity under its existing revolving credit facilities to fund any ultimate award.

         Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I SWACO, Smith Technologies, Smith Services and Wilson.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SMITH INTERNATIONAL, INC.


Date: August 18, 2004                    /s/ NEAL S. SUTTON
                                         ---------------------------------------
                                         By:  Neal S. Sutton
                                         Senior Vice President - Administration,
                                         General Counsel and Secretary